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                                                                    Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE:                     CONTACT:
                                           Craig A. Stacy
                                           Chief Financial Officer and Treasurer
                                           Shiloh Industries, Inc.
                                           330-225-3999


                 SHILOH ANNOUNCES PROPOSED PRIVATE PLACEMENT

Cleveland, Ohio, July 24, 2000, Shiloh Industries, Inc. (Nasdaq-SHLO) today announced that it will offer $150,000,000 of Senior Subordinated Notes due 2010 to certain institutional investors in an offering exempt from the registration requirements of the Securities Act of 1933. The Company intends to use the proceeds from the offering to repay outstanding bank debt.

The Notes to be offered have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or a solicitation of an offer to buy and is issued pursuant to Rule 135c under the Securities Act of 1933.